Exhibit 99.2

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

RidgeWorth Holdings LLC

As of September 30, 2016 and December 31, 2015 and for the three and nine months ended September 30, 2016 and 2015

RidgeWorth Holdings LLC

Condensed Consolidated Financial Statements

RidgeWorth Holdings LLC

Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2016	December 31, 2015

ASSETS

Cash	$85,615,070	$95,872,915
Receivables and accrued income	19,696,289	22,905,397
Trading securities	20,295	13,348
Investments in collateralized loan obligations	3,163,535	3,145,835
Prepaid assets	3,053,356	2,209,527
Assets of consolidated investment products:
Cash and cash equivalents of consolidated investment products	45,289,786	22,057,122
Loans held for sale of consolidated investment products, at fair value	477,779,894	383,418,957
Receivables and accrued income of consolidated investment products	1,227,077	1,358,609
Intangible assets, net	165,135,999	168,625,797
Goodwill	42,725,850	42,725,850
Furniture, equipment and leasehold improvements, net	6,360,692	5,776,651
Investments, equity method	4,306,066	4,695,787
Investments, other	934	2,587
Other assets	—	12,425

Total assets	$854,374,843	$752,820,807

LIABILITIES AND EQUITY
Liabilities
Accounts payable	$421,184	$1,043,290
Income taxes payable	13,730	13,084
Accrued compensation	24,480,963	36,509,484
Accrued lease obligations	3,070,053	3,048,099
Other payables	2,443,662	5,179,415
Liabilities of consolidated investment products:
Due to brokers for loans purchased of consolidated investment products	29,238,964	13,091,473
Other payables of consolidated investment products	(509,537)	221,382
Accrued interest of consolidated investment products	2,793,228	3,582,830
Long term debt from consolidated investment products, at fair value	453,822,549	370,488,280
Long term debt, net of deferred financing costs	107,093,292	110,042,738
Long term deferred compensation	—	700,000
Promissory notes, long term	2,214,978	2,096,254

Total liabilities	625,083,066	546,016,329

Commitment and Contingencies (Note 14)

Equity
Members’ Equity	229,291,777	206,804,478

Total equity	229,291,777	206,804,478

Total liabilities and equity	$854,374,843	$752,820,807

The accompanying notes are an integral part of these consolidated financial statements.	Page | 1

RidgeWorth Holdings LLC

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015

Operating revenues:
Investment management fees	$35,104,274	$40,325,138	$104,733,999	$124,097,269
Performance fees	581,835	367,972	1,653,170	1,042,969

Total operating revenues	35,686,109	40,693,110	106,387,169	125,140,238

Operating expenses:
Compensation and benefits	15,925,108	18,677,845	50,797,115	57,451,422
Distribution and servicing	1,687,260	1,864,810	4,916,185	5,621,206
General and administrative	6,674,052	9,898,362	20,839,901	25,927,721
General and administrative of consolidated investment product	(1)	—	354	—
Depreciation and other amortization	417,154	293,747	1,049,834	871,005
Amortization of intangibles	962,333	1,233,417	3,489,795	3,147,203

Total operating expenses	25,665,906	31,968,181	81,093,184	93,018,557

Operating income	10,020,203	8,724,929	25,293,985	32,121,681

Other income (expenses)
Realized and unrealized gain (loss) on investments, net	268,752	(50,105)	755,624	280,065
Realized and unrealized gain (loss) of consolidated investment product, net	1,230,320	(621,605)	445,970	(621,605)
Other expense, net	(19,070)	704,401	54,309	(3,649)

Total other income, net	1,480,002	32,691	1,255,903	(345,189)

Interest income (expenses)
Interest income	405,934	892,142	405,934	892,142
Interest expense	(1,671,010)	(1,726,490)	(5,030,533)	(5,168,798)
Interest income of consolidated investment products, net	5,178,379	1,600,847	15,338,879	1,600,847
Interest expense of consolidated investment products, net	(2,883,872)	(931,769)	(10,513,787)	(931,769)

Total interest income, net	1,029,431	(165,270)	200,492	(3,607,578)

Net income before income taxes	12,529,636	8,592,350	26,750,380	28,168,914
Income taxes	—	(4,201)	—	(7,980)

Net income	$12,529,636	$8,588,149	$26,750,380	$28,160,934

Other comprehensive income	—	—	—	—

Total comprehensive income	$12,529,636	$8,588,149	$26,750,380	$28,160,934

The accompanying notes are an integral part of these consolidated financial statements.	Page | 2

RidgeWorth Holdings LLC

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015

Cash flows from operating activities:
Net income	$26,750,380	$28,160,934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	1,049,834	833,733
Loss (gain) on retirement of fixed assets	(5,583)	67,936
Amortization of intangibles	3,489,795	3,184,475
Amortization of debt deferred financing fees	500,554	533,825
Amortization of discounts on notes payable of consolidated investment products	271,930	(36,062)
Equity based compensation	991,701	515,111
Net losses on trading assets	(1,343,393)	279,713
Gain on equity method investments	389,721	(559,779)
Other gains from consolidated collateralized loan obligation	14,661,365	(881,465)
Gain on investments from consolidated investment products	(6,019,475)	621,605
Distribution from unconsolidated collateralized loan obligation	342,568	881,465
Distribution from consolidated investment products	984,205
Loans held for sale of consolidated investment products, net	(88,341,462)	(395,479,671)
Changes in operating assets and liabilities:
Net change in other assets/liabilities of consolidated investment products	13,162,098	(1,011,586)
Net decrease in other assets	2,365,281	2,823,511
Net increase in other liabilities	(17,064,479)	(11,301,199)

Net cash provided by operating activities	(47,814,960)	(371,367,454)

Cash flows from investing activities:
Sale of trading assets	13,628	—
Sale (purchase) of trading assets	(20,000)	2,119,755
Purchases of investment in collateralized loan obligations	—	(26,125,729)
Proceeds from disposal of fixed assets	—	1,000
Purchases of fixed assets	(1,181,265)	(1,996,617)

Net cash used for investing activities	(1,187,637)	(26,001,591)

Cash flows from financing activities:
Capital contributions	—	36,407,783
Acquisition related retention plan payments	(837,500)	—
Promissory note payments	(695,408)	—
Paydown of debt	(3,450,000)	(1,437,500)
Distributions to members	—	(10,401)
Distributions to members for taxes	(3,871,690)	(14,534,881)
Payments on borrowings by consolidated investment products	(541,333)	—
Borrowings of consolidated investment products	71,400,974	408,574,404

Net cash provided by financing activities	62,005,043	428,999,405

Foreign currency effect on cash and cash equivalents	(27,626)	(8,658)

Increase in cash and cash equivalents	12,974,820	31,621,702
Cash and cash equivalents at beginning of period	117,930,037	68,333,241

Cash and cash equivalents at end of period	$130,904,857	$99,954,943

Supplemental disclosures
Interest expense paid	$4,445,696	$4,528,712
Interest expense paid from consolidated investment product	$14,815,556	$—

The accompanying notes are an integral part of these consolidated financial statements.	Page | 3

RidgeWorth Holdings LLC

Condensed Consolidated Statements of Changes in Equity (Unaudited)

Balance at December 31, 2014	$156,385,307
Adjustment for adoptation of ASU 201-13	(3,218,163)

Balance at January 1, 2015 (adjusted)	153,167,144
Capital contribution	36,407,783
Net income	28,160,934
Equity based compensation	515,111
Repurchase of units	(2,096,254)
Distribution to members	(10,401)
Distribution to members for taxes	(13,183,210)
Foreign currency translation adjustment	(8,658)

Balance at September 30, 2015	$202,952,449

Balance at December 31, 2015	$206,804,478
Net income	26,750,380
Equity based compensation	991,701
Repurchase of units	(814,133)
Distribution to members for taxes	(4,413,023)
Foreign currency translation adjustment	(27,626)

Balance at September 30, 2016	$229,291,777

The accompanying notes are an integral part of these consolidated financial statements.	Page | 4

RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

1. Nature of Business

RidgeWorth Holdings LLC, a holding company structured as a Delaware limited liability company, operates in the investment management industry through its subsidiaries. The consolidation of RidgeWorth Holdings LLC and its wholly-owned subsidiaries will hereafter be referred to as “RidgeWorth” or the “Company”.

The Company provides investment management and related services to clients throughout the United States of America, Europe and Asia. The Company’s management services are provided to institutions including corporations, multiemployer retirement funds, employee retirement systems, foundations, endowments, structured products and as advisor to open-end mutual funds and as a subadviser to unaffiliated mutual funds, Undertaking for Collective Investment in Transferable Securities (“UCITS”) and managed accounts.

On May 30, 2014, the Company in partnership with affiliated investment funds of Lightyear Capital, a private equity firm, and its co-investors (together “Investors”) acquired all outstanding equity interests of RidgeWorth Capital from SunTrust for a price of $265 million subject to contractual adjustments. Capital contributed by the Investors, and the addition of $115 million borrowed by Space Acquisition Co. LLC provided the proceeds used in the purchase from SunTrust of its interest in RidgeWorth Capital, hereafter referred to as “Purchase Transaction”.

RidgeWorth and its wholly-owned subsidiaries managed approximately $40.1 billion and $37.7 billion in assets under management at September 30, 2016 and December 31, 2015, respectively.

2. Significant Accounting Policies

Basis of Presentation

These unaudited condensed consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles, or U.S. GAAP, reflect all adjustments necessary for a fair presentation of the Company’s condensed consolidated financial statements. All intercompany accounts and transactions have been eliminated. Operating results for interim periods are not necessarily indicative of the results for annual periods.

Basis of Consolidation

The Company provides investment management services to, and has transactions with investment products in the normal course of business for the investment of client assets. The Company serves as the investment manager, making day-to-day investment decisions concerning the assets of these products. Certain of these entities may be considered variable interest entities (VIEs) if the criteria for consolidation are met. A VIE, in the context of the Company and its managed funds, is a fund that does not have sufficient equity to finance its operations without additional subordinated financial support, or a fund for which the risks and rewards of ownership are not directly linked to voting interests. The Company will consolidate certain managed funds that meet the definition of a VIE if the Company has been deemed to be the primary beneficiary of those funds. See Note 8 for further details.

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

The unaudited condensed consolidated financial statements include the accounts of the Company, its majority or wholly-owned subsidiaries of which a greater than 50% interest is held or management has determined that they have control of the operations of such entity, and VIEs where the Company is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation. The Company reports any noncontrolling interest in its subsidiaries and consolidated entities in the equity section of the Consolidated Balance Sheet and separately presents the income or loss attributable to the noncontrolling interest in its Consolidated Statement of Comprehensive Income. Investments in companies which (1) are not VIEs, (2) where the Company owns a voting interest of 20% to 50%, or (3) for which it does not have the ability to exercise significant influence over operating and financing decisions, are accounted for using the equity method of accounting.

Use of Estimates

The preparation of the Company’s unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses for the year presented. Actual results could differ from those estimates.

New Accounting Standards Implemented

In August 2014, the FASB issued ASU 2014-13, Measuring the Financial Assets and the Financial Liabilities of a Consolidated Collateralized Financing Entity. ASU 2014-13 provides a measurement alternative for an entity that consolidates a collateralized financing entity (CFE) and has elected the fair value option for the financial assets and financial liabilities of such CFE. The measurement alternative requires that the reporting entity measure both the financial assets and the financial liabilities of the CFE by using the more observable of the fair value of the financial assets and the fair value of the financial liabilities. An entity that does not elect the alternative will have to attribute any differences in the fair values of the CFE’s financial assets and financial liabilities to the controlling interest holder in the Consolidated Statement of Comprehensive Income. ASU 2014-13 is effective for fiscal years beginning on or after December 15, 2015. Early adoption is permitted at the beginning of the fiscal year. The Company adopted this standard effective for the period ended December 31, 2015 and, consolidated Mountain View CLO X Ltd. using the more observable fair values of the trading loans and other financial assets.

In April 2015, the FASB issued ASU 2015-03, Interest – Imputation of Interest (Subtopic 835-30) – Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 simplifies the presentation of debt issuance costs by requiring costs related to the debt liability to be presented as a direct deduction from the carrying amount of that debt liability. ASU 2015-03 is effective for fiscal years beginning after December 15, 2015. Early adoption is permitted. The Company adopted this presentation effective January 1, 2015 (see Note 3 “Long Term Debt” on the impact of adoption).

New Accounting Standards Not Yet Implemented

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments which clarifies the treatment of several cash flow categories. In addition, ASU 2016-15 clarifies that when cash receipts and cash payments have aspects of more than one class flows and cannot be separated, classification will depend on the predominant source or

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

use. This update is effective for annual periods beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

In March 2016, the FASB issues ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. This standard makes several modifications to Topic 718 related to the accounting for forfeitures, employer tax withholdings on share-based compensation and the financial statement presentation of excess tax benefits or deficiencies. ASU 2016-09 also clarifies the statement of cash flows presentation for certain components of share-based awards. The standard is effective for interim and annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-08, Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net), which amends the principal-versus-agent implementation guidance in ASU 2014-09 Revenue from Contracts with Customers. The new guidance will impact whether an entity reports revenue on a gross or net basis. The Company is currently evaluating the impact of adopting ASU 2016-08, which is effective for the Company in conjunction with the adoption of ASU 2014-09.

In March 2016, the FASB issued ASU 2016-07, “Investments – Equity Method and Joint Ventures (Topic 232): Simplifying the Transition to the Equity Method of Accounting.” This standard eliminates the requirement that when an existing cost method investment qualifies for use of the equity method, an investor must restate its historical financial statements, as if the equity method had been used during all previous periods. Under the new guidance, at the point an investment qualifies for the equity method, any unrealized gain or loss in accumulated other comprehensive income/(loss) will be recognized through earnings. The standard is effective for interim and annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). The standard replaces current codification Topic 840 with updated guidance on accounting for leases and requires a lessee to recognize assets and liabilities arising from an operating lease on the balance sheet, whereas previous GAAP rules did not require lease assets and liabilities to be recognized for most leases. Furthermore, companies are permitted to make an accounting policy election to not recognize lease assets and liabilities for leases with a term of 12 months or less. For both finance leases and operating leases, the lease liability should be initially measured at the present value of the lease payments. The recognition, measurement and presentation of expenses and cash flows arising from a lease by a lessee will not significantly change under this new guidance. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods therein. Early adoption is permitted. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurements of Financial Assets and Financial Liabilities, which requires all equity investments (other than those accounted for under the equity method) to be measured at fair value with changes in the fair

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

value recognized through net income. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017 and interim periods therein. Early adoption is not permitted. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 was originally effective for fiscal years and interim periods within those years beginning after December 15, 2016. In August 2015, the FASB issued ASU 2015-14, which deferred the effective date of ASU 2014-09 by one year for periods beginning after December 15, 2017. Early adoption is permitted as of the original effective date and requires either a retrospective or a modified retrospective approach to adoption. As deferred, ASU 2014-09 is effective for the first interim period within annual reporting periods beginning after December 15, 2017 with early adoption permitted. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

3. Long-Term Debt

The Company, through its indirect ownership in Space Acquisition Co. LLC, entered into a credit agreement on May 30, 2014 that provides for a term and revolving credit facility. The proceeds of the facility were used to complete the Purchase Transaction. The balances outstanding at September 30, 2016 are:

	September 30, 2016	December 31, 2015

Term-loan, $115 million at 5.25%	$108,675,000	$112,125,000
Revolver, up to $10 million	—	—

Total borrowings outstanding	108,675,000	112,125,000
Deferred financing costs, net of amortization	(1,581,708)	(2,082,262)

Total borrowings outstanding, net of deferred financing costs	$107,093,292	$110,042,738

Analysis of Borrowings under the term-loan by Maturity:

	Total borrowings outstanding	Deferred financing costs, net of amortization	Total borrowings outstanding, net of deferred financing costs

2016	$1,437,500	$(162,971)	$1,274,529
2017	7,906,250	(627,093)	7,279,157
2018	10,781,250	(573,201)	10,208,049
2019	88,550,000	(218,443)	88,331,557

Total	$108,675,000	$(1,581,708)	$107,093,292

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

At September 30, 2016, the outstanding balance on the revolving credit facility was zero. The borrowings under the revolving credit facility will bear interest at 1% per annum plus (i) initially at 4.25% per annum for Eurodollar Rate Loans, (ii) and 3.25% per annum for Base Rate Loans. Borrowings under the Term Loan will bear interest at 1% per annum plus (i) initially at 4.25% per annum for Eurodollar Rate Loans (ii) and 3.25% per annum for Base Rate Loans. Following the issuance of the December 31, 2014 financial statements and thereafter, the applicable interest rates will be subject to the following pricing grid:

Total Net Leverage Ratio	Applicable Rate for Eurodollar Rate Loans	Applicable Rate Base Rate Loans
≥3.00:1.00	4.50%	3.50%
<3.00:1.00	4.25%	3.25%

The Company incurred interest at the rate of 5.25% and paid interest of $4,445,696 and $4,528,712 and for the nine-month periods ended September 30, 2016 and 2015.

The credit agreement governing the credit facility and term-loan contains customary restrictive covenants on certain of the Company’s subsidiaries. Restrictive covenants in the credit agreement include, but are not limited to: prohibitions on creating, incurring or assuming any liens, entering into merger arrangements, selling, leasing, transferring or otherwise disposing of assets; making a material change in the nature of the business, entering into transactions with affiliates; and incurring indebtedness through the subsidiaries. Many of the restrictions are subject to certain minimum thresholds and exceptions. Financial covenants under the credit agreement include: (i) the quarterly maintenance of a debt/EBITDA leverage ratio (EBITDA, as defined in the credit agreement for the four consecutive fiscal quarters ended as of the date of determination) of not greater than 4.25:1.00 (subject to change during the period to maturity or based on certain financial events, as follows: 4.00:1.00 for March 31, 2016 and June 30, 2016, respectively, and 3.75:1.00 for September 30, 2016 and September 30, 2016, respectively), and (ii) a coverage ratio (EBITDA, as defined in the credit agreement, divided by interest paid and certain other amounts as defined for the four consecutive fiscal quarters ended as of the date of determination) of not less than 1.10:1.00 (subject to change during the period to maturity or based on certain financial events).

The credit agreement governing the credit facility also contains customary provisions regarding events of default which could result in an acceleration or increase in the amounts due, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, change of control, certain judgments, ERISA matters, governmental action prohibiting or restricting the Company’s subsidiaries in a manner that has a material adverse effect and failure of certain guaranty obligations. The credit agreement also contains provisions requiring mandatory payment amounts of the debt as the result of certain excess cash flow measurements being met.

The Company has maintained compliance with all bank covenant provisions throughout 2015 and 2016 through the issuance of this report.

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

4. Promissory Notes

In connection with the termination of employment of certain members in 2016 and 2015, the Company repurchased the member’s units and issued promissory notes in the amount of $814,133 and $2,096,254, respectively. As of September 30, 2016 and December 31, 2015, respectively, promissory notes balance of $2,214,978 and $2,096,254, respectively, is outstanding and is included in the Condensed Consolidated Balance Sheet.

The notes issued on July 31, 2015 of $2,096,253, which bear an interest rate of 0.48%, mature on July 31, 2018 and have principal payments of $698,746 and $702,100, respectively, on each July 31, 2017 and 2018.

The notes issued on June 1, 2016 of $814,133, which bear an interest rate of 0.64%, mature on May 31, 2019 and have principal payments of $269,648, $271,373 and $273,111, respectively, on each May 31, 2017, 2018 and 2019.

Interest expense related to the notes is de minimus.

5. Equity

The membership interest of the Company consists of four classes of units: Class A-1 units, Class A-2 units (together with Class A-1 units are referred to “Class A units”), Class B units and Class C units. Class A-1 units were issued at the Purchase Transaction date to the Investors based on initial contributed capital at a price of $100 per unit. Class A-2 units were issued at the Purchase Transaction date to the member-employees based on their contributed capital at a price of $100 per unit. No Class B units or Class C units were issued at the Purchase Transaction date.

Profits and losses are allocated to holders of vested Class A units, pro rata in accordance with the number of vested Class A units outstanding, until such holders of vested Class A units have received cumulative profits or losses equal to their aggregate capital contributions in respect of such vested Class A units. Allocation to Class B and C units, if outstanding, shall occur if certain benchmark returns are met. On May 30, 2015, Class C units of 154,452.308 were granted; and no income allocations were required as the benchmark return was not met for these units. There were no outstanding Class B units during the year and no allocation was required.

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

Class A-2 units may be granted at the discretion of the Board of Directors as part of an equity-based compensation plan (“Equity Incentive Plan”, see Note 9 for additional information). The Company may also grant Class B and C units which represent profits interest of the Company. The following table represents members equity units granted as of September 30, 2016:

	Class A-1 Vested	Class A-2 Vested	Total Vested	Class A-2 Unvested (KERP)	Class A-2 Unvested (Incentive Plan)	Class C Unvested (Incentive Plan)	Total

Ending balance, December 31, 2014	1,272,686.451	271,836.629	1,544,523.080	33,638.600	76,095.846	—	1,654,257.526
Issued (1)	300,000.001	64,077.832	364,077.833	—	—	—	364,077.833
Granted (2)	—	—	—	—	109,393.350	154,452.308	263,845.658
Time Vested	—	3,786.830	3,786.830	—	(3,786.830)	—	—
Redemptions	—	(85.047)	(85.047)	—	—	—	(85.047)
Repurchased (3)	—	(18,132.359)	(18,132.359)	(2,314.125)	—	—	(20,446.484)

Ending balance, December 31, 2015	1,572,686.452	321,483.885	1,894,170.337	31,324.475	181,702.366	154,452.308	2,261,649.486

Issued	—	—	—	—	—	—	—
Granted (4)	—	—	—	—	98,515.192	—	98,515.192
Vested	—	810.720	810.720	(810.720)	—	—	—
Time Vested	—	9,274.459	9,274.459	—	(9,274.459)	—	—
Redemptions	—	—	—	—	—	—	—
Repurchased (5)	—	(6,167.672)	(6,167.672)	—	—	—	(6,167.672)

Ending balance, September 30, 2016	1,572,686.452	325,401.392	1,898,087.844	30,513.755	270,943.099	154,452.308	2,353,997.006

(1)	On March 24, 2015, Class A-1 members contributed Growth Capital Contributions of $30,000,000 and were issued 300,000.00 units. Additionally, certain Class A-2 members contributed $6,407,783 in Growth Capital Contributions and were issued 64,077.832 units.
(2)	On March 24, 2015, Class A-2 restricted units related to the Growth Capital Contribution of 14,465.410 were granted. On May 30, 2015, Class A-2 restricted units of 94,927.940 were granted. Both events were granted under the Company’s equity based incentive plan.
(3)	See Note 6 - Promissory Notes for additional information related to the repurchase of members’ units. These units were cancelled in accordance with the Company’s Operating Agreement.
(4)	On May 30, 2016, Class A-2 restricted units of 98,515.192 were granted.
(5)	Units were repurchased and promissory notes were issued accordingly. These units were cancelled in accordance with the Company’s Operating Agreement.

6. Key Employment Retention Plan

Select employees were granted awards of 33,638.60 in Class A-2 units as part of the Purchase Transaction. During 2016, units of certain terminated members were repurchased and cancelled (see Note 4 – “Promissory Notes”.) As of September 30, 2016, the ownership rights of the remaining grant awards of 30,513.755 units will mature on November 30, 2016.

7. Equity Based Compensation

On the Purchase Transaction date, certain key employees were granted 76,095.842 of Class A-2 restricted units under the Equity Incentive Plan. The awards are subject to the following vesting criteria established by RidgeWorth’s Board of Directors at the time of grant: 25% of the units (the “Time Units”) will vest in five equal installments on each of the first five anniversaries of the Date of Grant; 25% of the units (the “1.0x Units”) will vest upon the Class A-1 Members receiving a Benchmark First Return, as defined in the Equity Incentive Plan Agreement; and 50% of the units (the “2.0x Units”) will vest upon the Class A-1 Members receiving a Benchmark Second Return, as defined in the Equity Incentive Plan Agreement. Compensation cost for the Time Units is equal to the fair market value of the units at the grant date (day one fair value of $100 per unit) and is amortized to compensation expense over the respective vesting period. As the 1.0x Units and 2.0x Unit’s vesting criteria cannot be determined, and are subject to certain performance criteria being met, compensation costs on those units will not be recognized until the defined liquidity event occurs and the performance is probable. An external valuation of the Company will be obtained to determine the fair value of the awards at future grant dates. The Equity Incentive Plan Agreement provides for annual incentive agreements for the next 4 years on the anniversary of the Purchase Transaction date of up to 5% of the total units outstanding, inclusive of the current year grant units; accordingly, 94,927.940 units were

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

granted on June 2, 2015 and 98,515.192 units were granted on June 17, 2016. The Company recognized $991,702 and $771,434 in compensation expense for the period ended September 30, 2016 and year ended December 31, 2015, respectively. Summary of Class A-2 unit awards are detailed in the following table:

	Units Unvested	Fair Value at Issuance	Cumulative Restricted Unit Awards Expense	Remaining Fair Value to be Expensed

Granted May, 30, 2014 (1)	76,095.842	$7,609,585	$886,327	$6,723,258
Granted March, 24, 2015 (1)	14,465.410	1,446,541	110,046	1,336,495
Granted June 2, 2015 (2)	94,927.940	11,609,687	773,979	10,835,708
Granted June 17, 2016 (3)	98,515.192	13,004,005	216,733	12,787,272
Vested	(13,061.289)

Total Outstanding	270,943.095	$33,669,818	$1,987,085	$31,682,733

(1)	Granted at fair value of $100.00 per unit
(2)	Granted at fair value of $122.30 per unit
(3)	Granted at fair value of $132.00 per unit

Class C units of 154,452.308 were granted during the year and no grants have been made of Class B units. As Class C unit grants represent “profit interest” in the Company and no applicable grant performance criteria has been met, no compensation expense has been recorded in 2016.

8. Consolidated Investment Products

Overview

A wholly-owned subsidiary of the Company has involvement with Collateralized Loan Obligations (“CLOs”) entities that own commercial leveraged loans and bonds. In addition to retaining certain securities issued by the CLOs, the Company, through its wholly-owned subsidiary, acts as collateral manager for these CLOs. The securities retained by the Company represent a variable interest (“VI”) in the CLOs, which are considered to be variable interest entities (“VIEs”). During 2015, the Company consolidated Mountain View CLO X Ltd. as the Company was deemed to be the primary beneficiary of the CLO. In September 2016, the Company contributed $20 million to a special purpose entity, Mountain View CLO 2016-1 Ltd., that was created to accumulate bank loan assets for a securitization as a potential CLO (together “CLOs”).

The Company determined that it was the primary beneficiary of, and thus, would consolidate Mountain View CLO X Ltd. and Mountain View CLO 2016-1 Ltd. (in formation) as it has both (1) the power to direct the activities that most significantly impact the entities’ economic performance and (2) the obligation to absorb losses as well as the right to receive benefits from

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

the entities that could potentially be significant to the CLOs. The Company elected to consolidate the CLOs and to carry the financial assets of the CLOs at fair value subsequent to adoption. Substantially all of the assets and liabilities of the CLOs are loans and issued debt, respectively. The loans are classified within loans held for sale at fair value and the debt is included with long-term debt at fair value on the Company’s consolidated balance sheet. The Company has elected to use the alternative measure under ASU 2014-13 for valuing the debt of the CLOs. At September 30, 2016, the Company’s consolidated balance sheets reflected $477.8 million of loans held by the CLO, and $453.8 million of debt issued by the CLOs. The Company is not obligated, contractually or otherwise, to provide financial support to these VIE nor has it previously provided support to these VIEs. Further, creditors of the VIEs have no recourse to the general credit of the Company, as the liabilities of the CLOs are paid only to the extent of available cash flows from the CLOs’ assets.

The following tables present the balances of the consolidated investment products that, after intercompany eliminations, were reflected in the Condensed Consolidated Balance Sheet as of September 30, 2016 and December 31, 2015:

	As of
	September 30, 2016	December 31, 2015

Total cash equivalents	$45,289,786	$22,057,122
Total investments	477,779,894	383,418,957
Other assets	1,227,077	1,358,609
Debt	(453,822,549)	370,488,280
Other liabilities	(2,283,691)	3,804,212
Securities purchased payable and other liabilities	(29,238,964)	13,091,473

The Company’s net interests in the consolidated investment products	$38,951,553	$19,450,723

Total Investments of Consolidated Investment Products

Total investments represent bank loan investment of $477.8 million at September 30, 2016, which comprise the majority of the CLO portfolio asset collateral, are senior secured corporate loans from a variety of industries. Bank loan investments mature at various dates between 2017 and 2023, pay interest in LIBOR plus a spread of up to 7.5% and typically range in S&P credit rating categories from BBB to CCC-. Two collateral loans were in default as of September 30, 2016, total carrying value of which was $3.380 million.

Notes Payable of Consolidated Investment Products

The CLOs have note obligations that bear interest at variable rates based on LIBOR plus a pre-defined spread ranging from 1.00% to 6.35%. The principal amounts outstanding of the note obligations issued by the CLOs mature in October 2027. The CLOs may elect to reinvest any prepayments received on bank loan investments prior to October 2019. Any subsequent prepayments received must be used to pay down the notes obligations.

The Company’s beneficial interest and maximum exposure to loss related to the consolidated investment product is limited to (i) ownership in the subordinated notes and related participations in management fees of the CLOs and (ii) accrued management fees. The

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

secured notes of the CLOs have contractual recourse only to the related assets of the CLOs and are classified as financial liabilities. Although these beneficial interests are eliminated upon consolidation, the application of the measurement alternative, as adopted on January 1, 2015, prescribed by ASU 2014-13, results in the net amount of the consolidated investment product shown above to be equivalent to the beneficial interests retained by the Company at September 30, 2016 as shown in the table below:

As of
Beneficial Interests	September 30, 2016

Subordinated notes	38,470,678
Accrued investment management fees	480,875

Total Beneficial Interests	$38,951,553

The following table represents revenue and expenses of the consolidated investment product included in the company’s Consolidated Statements of Comprehensive Income for the periods indicated:

	Three Months Ended September 30,	Nine Months Ended September 30,
	2016	2016

Income:
Realized and unrealized gain, net	$1,230,320	$445,970
Interest Income	5,178,379	15,338,879

Total Revenue	6,408,699	15,784,849

Expenses:
Other operating expenses	—	(83,637)
Interest expense	2,883,872	10,513,787

Total Expense	$2,883,872	$10,430,150

Net Income (loss) attributable to consolidated investment products	$3,524,827	$5,354,699

As summarized in the table below, the application of the measurement alternative as prescribed by ASU 2014-13 results in the consolidated net income summarized above to be equivalent to the Company’s own economic interests in the consolidated investment product which are eliminated upon consolidation:

Economic Interests	Three Months Ended September 30,	Nine Months Ended September 30,
	2016	2016
Distributions received and unrealized gains on the subordinated notes held by the Company	$2,863,832	$3,661,393
Investment management fees	660,995	1,693,306

Total Economic Interests	3,524,827	5,354,699

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

Fair Value Measurements of Consolidated Investment Product

The assets and liabilities of the consolidated investment product measured at fair value on a recurring basis by fair value hierarchy level were as follows:

As of September 30, 2016:

	Level 1	Level 2	Level 3	Total

Assets
Cash equivalents	$45,289,786	$—	$—	$45,289,786
Bank loans	—	477,779,894	—	477,779,894

Total Assets Measured at Fair Value	$45,289,786	$477,779,894	$—	$523,069,680

As of December 31, 2015:

	Level 1	Level 2	Level 3	Level 4

Assets
Cash equivalents	$22,057,122	$—	$—	$22,057,122
Bank loans	—	383,418,957	—	383,418,957

Total Assets Measured at Fair Value	$22,057,122	$383,418,957	$—	$405,476,079

The following is a discussion of the valuation methodologies used for the assets and liabilities of the Company’s consolidated investment product measured at fair value:

Cash equivalents represent investments in money market funds. Cash investments in actively traded money market funds are valued using published net asset values and are classified as Level 1.

Bank loans represent the underlying debt securities held in the sponsored product which are consolidated by the Company. Bank loan investments include debt securities, which are generally at the average mid-point of bid and ask quotations obtained from a third-party pricing service. Fair value may also be based upon valuations obtained from independent third-party brokers or dealers utilizing matrix pricing models that consider information regarding securities with similar characteristics. In certain instances, fair value has been determined utilizing discounted cash flow analyses or single broker non-binding quotes. Depending on the nature of the inputs, these assets are classified as Level 1, 2 or 3 within the fair value measurement hierarchy.

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RidgeWorth Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

Long Term Debt represent notes issued by the CLO and are measured using the measurement alternative in ASU 2014-13. Accordingly, the fair value of CLO liabilities was measured as the fair value of CLO assets less the sum of (a) the fair value of the beneficial interests held by the Company and (b) the carrying value of any beneficial interests that represent compensation for services.

The estimated fair value of debt at December 31, 2015, which had a variable interest rate, approximated its carrying value. The securities purchase payable at September 30, 2016 and December 31, 2015 approximated fair value due to the short-term nature of the instruments.

Nonconsolidated VIEs

For the remaining CLOs, which are also considered to be VIEs, the Company has determined that it is not the primary beneficiary as it does not have (1) the power to direct the activities that most significantly impact the entity’s economic performance and (2) an obligation to absorb losses or the right to receive benefits from the entities that could potentially be significant to the VIE. Its subordinated note exposure was valued at $3.2 million as of September 30, 2016 representing the Company’s maximum risk of loss. The Company’s only remaining involvement with these VIEs was through its collateral manager role.

9. Commitments and Contingencies

The Company is subject to various routine reviews, regulatory audits and inspections by the SEC and from time to time may become involved in legal proceedings arising in the ordinary course of business. It is the opinion of management that the ultimate liabilities, if any, will not have a material adverse impact on the Company’s condensed consolidated financial statements.

10. Subsequent Events

The Company has evaluated subsequent events through the date which the interim financial statements were issued.

On December 16, 2016, RidgeWorth entered into a definitive agreement under which RidgeWorth will be acquired by Virtus Investment Partners Inc. This transaction is expected to close in mid-2017 at which time RidgeWorth will become a wholly owned subsidiary of Virtus Investment Partners.

RidgeWorth’s Board of Directors, on December 16, 2016, approved an amendment to the Equity Incentive Plan (see Note 7 “Equity Based Compensation”) permitting that unvested Scheduled Incentive Grant units that vest upon a Benchmark Second Return shall be deemed to have vested in full immediately prior to the closing of the acquisition of RidgeWorth by Virtus Investment Partners.

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